Exhibit 5.2

July 15, 2026

Accendra Health, Inc.

4435 Waterfront Drive, Suite 300

Glen Allen, Virginia 23060

Accendra Health, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel to Accendra Health, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on the date of this opinion letter with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to $200,000,000 of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Stock Purchase Contracts and Units (each as defined below) (the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Stock Purchase Contracts and the Units, collectively, the “Securities”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

We understand that the Securities, which are described in the Registration Statement, will be issued as follows:

(a) any shares of the Company’s common stock, par value $2.00 per share (the “Common Stock”), will be issued pursuant to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and any shares of the Company’s preferred stock, par value $100.00 per share (the “Preferred Stock”), will be issued pursuant to one or more Articles of Amendment to the Articles of Incorporation;

(b) the debt securities described in the Registration Statement (the “Debt Securities”) will be issued pursuant to an indenture proposed to be entered into among the Company and a financial institution to be named therein, as trustee (the “Base Indenture”), and which may be supplemented from time to time by supplemental indentures (the “Supplemental Indentures”), to be entered into among the Company and such trustee (the Base Indenture, as supplemented by the applicable Supplemental Indenture, the “Indenture”);

(c) the depositary shares representing fractional shares of Preferred Stock (“Depositary Shares”), evidenced by a depositary receipt (the “Deposit Receipt”), will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and a depositary to be named therein (the “Depositary”);

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(d) the warrants described in the Registration Statement (the “Warrants”) to purchase shares of Common Stock or shares of Preferred Stock or any combination of the foregoing will be designated by the Company at the time of the offering and will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and warrant agent to be named therein;

(e) the contracts to purchase shares of Common Stock (the “Stock Purchase Contracts”) will be issued pursuant to one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein; and

(f) the units described in the Registration Statement (the “Units”) consisting of any combination of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Stock Purchase Contracts or Warrants will be issued under one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a bank or other financial institution, as unit agent.

As used herein, the Indenture, the Deposit Agreement, the Warrant Agreement, the Stock Purchase Contract Agreement and the Unit Agreement are referred to, collectively, as the “Subject Documents.”

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement; and

(b) the prospectus contained in the Registration Statement (the “Prospectus”).

In addition, we have examined and relied upon the following:

(i) a certificate from the Corporate Secretary of the Company certifying as to (A) true and correct copies of the Articles of Incorporation and Amended and Restated Bylaws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing, among other things, the filing of the Registration Statement by the Company;

(ii) a certificate, dated July 15, 2026, issued by the State Corporation Commission of the Commonwealth of Virginia, attesting to the corporate status and good standing of the Company in the Commonwealth of Virginia (the “Corporate Status Certificate”); and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the laws of the Commonwealth of Virginia.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Subject Documents (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c) Signatures; Legal Capacity. The signatures of individuals who have signed or will sign the Subject Documents are genuine. All individuals who have signed or will sign the Subject Documents have the legal capacity to execute such Subject Documents.

(d) Organizational Status, Power and Authority of Certain Parties. All parties to the Subject Documents (other than any individual) (i) are or will be, as of the date the Subject Documents are executed and delivered, validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company as of the date hereof, and (ii) have or will have, as of the date the Subject Documents are executed and delivered, the power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof.

(e) Authorization, Execution and Delivery of Subject Documents by Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder have been or will be, as of the date the Subject Documents are executed and delivered, duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date the Subject Documents are executed and delivered, duly executed and delivered by such parties, except that no such assumptions are made as to the Company as of the date hereof.

(f) Subject Documents Binding on Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder are or will be, as of the date the Subject Documents are executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms.

(g) Form and Governing Law of Certain Documents. Each Supplemental Indenture will be consistent with the form required by the Base Indenture. Each other Subject Document, the form of which is filed as an exhibit to the Registration Statement, will be consistent with such form. The Indenture and each Supplemental Indenture, Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement and Unit Agreement will be governed by the laws of the State of New York.

(h) Noncontravention. Neither the issuance of the Securities by the Company or the execution and delivery of the Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to the Company as to its Organizational Documents as of the date hereof, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made as to the Company as to any Applicable Law as of the date hereof, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made as to the Company as to the Subject Documents as of the date hereof.

(i) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Securities by the Company or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company as of the date hereof.

(j) Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

(k) No Mutual Mistake, Amendments, etc. There has not been, and will not be, as of the date the Subject Documents are executed and delivered, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Securities as contemplated by the Registration Statement, Prospectus and any supplements to the Prospectus. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Subject Documents, except for, in the case of the terms of the Base Indenture, the Supplemental Indentures.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing corporation under the laws of the Commonwealth of Virginia and is in good standing under such laws.

2. Common Stock. With respect to any shares of Common Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve (“Authorizing Resolutions”) the issuance of the Common Stock from the then authorized number of Common Stock available therefor, (b) the terms for the issuance and sale of the Common Stock have been established in conformity with such Authorizing Resolutions, (c) such Common Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions and (f) certificates in the form required under the laws of the Commonwealth of Virginia representing the shares of such Common Stock are duly executed, countersigned, registered and delivered, if such Common Stock is certificated, or book-entry notations in the form required under the laws of the Commonwealth of Virginia have been made in the share register of the Company, if such Common Stock is not represented by certificates, such Common Stock will be validly issued, fully paid and nonassessable.

3. Preferred Stock. With respect to any shares of Preferred Stock of any series, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of any series of Preferred Stock from the then authorized number of Preferred Stock available therefor, (b) the terms of such series of Preferred Stock and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Preferred Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, (f) Articles of Amendment with respect to such series of Preferred Stock have been duly filed with the State Corporation Commission of the Commonwealth of Virginia and the State Corporation Commission of the Commonwealth of Virginia has issued a Certificate of Amendment with respect thereto and (g) certificates in the form required under the laws of the Commonwealth of Virginia representing the shares of such Preferred Stock are duly executed, countersigned, registered and delivered, if such Preferred Stock is certificated, or book-entry notations in the form required under the laws of the Commonwealth of Virginia have been made in the share register of the Company, if such Preferred Stock is not represented by certificates, such Preferred Stock of such series will be validly issued, fully paid and nonassessable.

4. Debt Securities. With respect to any Debt Securities, the Company has the corporate power and authority to authorize the applicable Indenture and any supplemental indenture or officers’ certificate thereto and the issuance and sale of such Debt Securities and, when the Board has taken all necessary corporate action to authorize and approve the applicable Indenture and any supplemental indenture or officers’ certificate thereto and the issuance and sale of such Debt Securities, the Company will have the corporate power and authority to execute and deliver the applicable Indenture and any supplement thereto and to execute, issue and deliver the related Debt Securities.

5. Depositary Shares. With respect to any Depositary Shares, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of Depositary Shares from the then authorized number of shares of Preferred Stock available therefor, (b) the terms of such Depositary Shares and for their issuance and sale have been established in conformity with the applicable Authorizing Resolutions, (c) such Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, and (f) such Depositary Shares, as evidenced by depositary receipts, have been authenticated or signed and delivered in accordance with the provisions of the Deposit Agreement against the deposit with the depositary of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock underlying such Depositary Shares, such Depositary Shares will be validly issued, fully paid and nonassessable.

6. Warrants. With respect to any Warrants, the Company has the corporate power and authority to authorize the applicable Warrant Agreement and the issuance and sale of such Warrants and, when the Board has taken all necessary corporate action to authorize and approve the applicable Warrant Agreement and the issuance and sale of such Warrants, the Company will have the corporate power and authority to execute and deliver the applicable Warrant Agreement and to execute, issue and deliver such Warrants.

7. Stock Purchase Contracts. With respect to any Stock Purchase Contracts, the Company has the corporate power and authority to authorize the applicable Stock Purchase Contract Agreement and the issuance and sale of such Stock Purchase Contracts and, when the Board has taken all necessary corporate action to authorize and approve the applicable Stock Purchase Contract Agreement and the issuance and sale of such Stock Purchase Contracts, the Company will have the corporate power and authority to execute and deliver the applicable Stock Purchase Contract Agreement and to execute, issue and deliver such Stock Purchase Contracts.

8. Units. With respect to any Units, the Company has the corporate power and authority to authorize the applicable Unit Agreement and the issuance and sale of such Units and, when the Board has taken all necessary corporate action to authorize and approve the applicable Unit Agreement and the issuance and sale of such Units, the Company will have the corporate power and authority to execute and deliver the applicable Unit Agreement and to execute, issue and deliver such Units.

Qualifications and Limitations Applicable to Our Opinions

Our opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations that are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

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